UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

ALSET EHOME INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2021, Alset EHome International Inc. (the “Company”) and the Company’s subsidiary Hengfai Business Development Pte Ltd. (the “Subsidiary”) entered into an Executive Employment Agreement (the “February 2021 Employment Agreement”) with the Company’s Chairman and Chief Executive Officer, Chan Heng Fai (the “Executive”) on February 8, 2021. As disclosed in a Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2021, the Company and the Subsidiary entered into a Supplement to the Executive Employment Agreement (the “Supplement” and, together with the February 2021 Employment Agreement, the “Employment Agreement”) with the Executive on December 13, 2021.

Pursuant to the Employment Agreement, the Executive’s compensation will include a fixed salary of $1 per month and two bonus payments each year consisting of: (i) one payment equal to Five Percent (5%) of the growth in market capitalization the Company experiences in any year; and (ii) one payment equal to Five Percent (5%) of the growth in net asset value the Company experiences in any year (the “NAV Bonus”). Pursuant to the Employment Agreement, the calculation of NAV Bonus was to be paid within seven (7) days after publication of the Company’s audited annual consolidated financial statements.

The Compensation Committee of the Company’s Board of Directors has recommended that the Executive be paid $4,800,000 of the NAV Bonus pursuant to the Employment Agreement at the present time. The Company, the Subsidiary and the Executive entered into an Amendment to the Employment Agreement, dated as of January 26, 2022 (the “Amendment”), and such bonus was paid. The Amendment provides that in the event that the net asset value of the Company is determined to be a greater or lesser amount than $4,800,000 upon the completion and filing of the Company’s audited financial statements, the Executive shall be entitled to the balance of such amount or shall reimburse the Company, as applicable. The Amendment further provides that the Company shall assume all obligations of the Subsidiary under the Employment Agreement.

The foregoing description of the Amendment, the Supplement and the February 2021 Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete texts of the Amendment, the Supplement and the February 2021 Employment Agreement. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the February 2021 Employment Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company on February 12, 2021. A copy of the Supplement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company on December 17, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2022, the Company and Hengfai Business Development Pte Ltd. entered into an Amendment to the Executive Employment Agreement with the Company’s Chief Executive Officer, Chan Heng Fai. The description of the Amendment set forth in Item 1.01 above is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Amendment to Executive Employment Agreement, by and between Alset EHome International Inc., Hengfai Business Development Pte Ltd. and Chan Heng Fai, dated as of January 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Dated: February 1, 2022	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer